UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________________________________________
FORM 8-K
____________________________________________________
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 18, 2014
____________________________________________________

Travelzoo Inc.
(Exact name of registrant as specified in its charter)
____________________________________________________

Delaware	000-50171	36-4415727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
590 Madison Avenue, 37th Floor New York, New York		10022
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 484-4900
(Former Name or Former Address, if Changed Since Last Report)
____________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08.                     Shareholder Director Nominations.

The information set forth under Item 8.01 is incorporated herein by reference.

Item 8.01.                    Other Events.

On February 15, 2014, the Board of Directors of Travelzoo Inc. (the “Company”) set May 9, 2014 as the date of the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”) and set March 20, 2014 as the record date for determining stockholders entitled to vote at the Annual Meeting.
In accordance with Rule 14a-5(f) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s Board of Directors has determined that proposals to be considered for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by the Company at its principal executive offices on or before March 10, 2014. Proposals must also comply with the applicable requirements of Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in Company-sponsored proxy materials and other applicable laws. In addition, in order for a stockholder proposal made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) of the Exchange Act, such proposal must be received by the Company at its principal executive offices on or before March 10, 2014. Proposals should be directed to the attention of the Corporate Secretary, Travelzoo Inc., 590 Madison Avenue, 37th Floor, New York, NY 10022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2014	/s/ Glen Ceremony
Glen Ceremony Chief Financial Officer